ASSIGNMENT OF DEBT

This Assignment of Debt is dated as of December 4, 2009 between Newport Capital Corp., as assignor ("Newport Capital") and Greatbelt Limited (the "Assignee").

RECITAL:

WHEREAS Newport Capital has loaned certain sums of money to Geneva Resources Inc., a Nevada corporation (the "Corporation"), during fiscal years ended May 31, 2008 and May 31, 2009 for funding and working capital purposes;

WHEREAS the Corporation has incurred an aggregate of $1,776,186 as of August 31, 2009 as evidenced by the financial statements of the Corporation for the three-month quarterly period ended August 31, 2009 (the "Debt");

WHEREAS the Corporation was unable to pay the Debt and, therefore, the Corporation issued to Newport Capital that certain convertible note dated December 1, 2009 evidencing the Debt (the "Convertible Note"), which provides that in the event the Corporation is unable to repay the Debt, the Debt would be satisfied by conversion of the Debt into shares of common stock of the Corporation at $0.03 per share; and

WHEREAS Newport Capital desires to assign a certain portion of its right, title and interest in the Debt to the Assignee effective as of December 4, 2009, and to memoralize such assignment in writing.

FOR VALUABLE CONSIDERATION the receipt of which is acknowledged hereby, the parties covenant as follows:

1. Newport Capital hereby assigns and transfers to the Assignee all of his right, title and interest in and to a portion of the Debt as evidenced by the Convertible Note in the aggregate amount of $144,000.00;

2. The Assignee hereby accepts the proportionate right, title and interest in and to the Debt in the amount of $144,000.00 as reflected above and acknowledges that in accordance with the terms and provisions of the Convertible Note, it has conversion rights representing $144,000.00 of the Debt at $0.03 per share convertible into 4,800,000 shares of common stock of the Corporation to settle the Debt.

3. The Assignee is aware that the shares of common stock have not been registered under the Securities Act of 1933, as amended, nor the securities act of any state and may not be sold, transferred for value, pledged, hypothecated, or otherwise encumbered in the absence of an effective registration of them under the Securities Act of 1933, as amended, and/or the securities laws of any applicable state or in the absence of an opinion of counsel acceptable to the Corporation and/or its stock transfer agent that such registration is not required under such act or acts.
Date: December 4, 2009	ASSIGNOR: NEWPORT CAPITAL CORP. By:_/s/ signed_________________ President
Date: December 4, 2009	ASSIGNEE: GREATBELT LIMITED By:_/s/ signed_______________________

NOTICE OF CONVERSION

TO:     GENEVA RESOURCES INC.
             2533 N. Carson Street, Suite 125
            Carson City, Nevada 89706

The undersigned, Greatbelt Limited ("Greatbelt") hereby irrevocably elects to convert $144,000.00 of that certain debt evidenced by that certain convertible promissory note dated December 1, 2009 (the "Convertible Note") between Geneva Resources Inc., a Nevada corporation (the "Corporation") and Newport Capital Corp. ("Newport Capital"). This Notice of Conversion is provided pursuant to the terms and provisions of the Convertible Note and subsequent assignment of the Convertible Note between Newport Capital and Greatbelt dated December 4, 2009 (the "Assignment"). This Notice of Conversion is provided to elect conversion of $144,000.00 into 4,800,000 shares of common stock of the Corporation.

The shares are to be issued in the record name of the undersigned and the undersigned agrees to pay all transfer and other taxes and charges applicable thereto.

Date of Conversion: December 7, 2009

Applicable Conversion Price: $0.03

Shares are to be registered in the following name and delivered to the address below:

Greatbelt Limited
Corporate & Chancery Chambers
7th Floor New Caudan, Dias Pier
Le Caudan, Waterfront
Port Louis, Mauritius

GREATBELT LIMITED

By: __/s/ signed______________
President